Sub-Item 77Q1(b): Copies of Text of Proposal Relating to Sub-Item 77D

The changes with respect to the Goldman Sachs Government Money Market Fund (the “Fund”) described under Sub-Item 77D are described in the supplement to the Fund’s Prospectus, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on July 29, 2015 (Accession No. 0001193125-15-267133), which is incorporated herein by reference.

The changes with respect to the Goldman Sachs Core Fixed Income Fund, Goldman Sachs Equity Index Fund, Goldman Sachs Global Trends Allocation Fund, Goldman Sachs Government Money Market Fund, Goldman Sachs Growth Opportunities Fund, Goldman Sachs High Quality Floating Rate Fund, Goldman Sachs Large Cap Value Fund, Goldman Sachs Mid Cap Value Fund, Goldman Sachs Multi-Strategy Alternatives Portfolio, Goldman Sachs Small Cap Equity Insights Fund, Goldman Sachs Strategic Growth Fund, Goldman Sachs Strategic Income Fund, Goldman Sachs Strategic International Equity Fund and Goldman Sachs U.S. Equity Insights Fund (the “Funds”) described under Sub-Item 77D are described in the supplement to the Funds’ Statement of Additional Information, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on May 17, 2016 (Accession No. 0001193125-16-593257), which is incorporated herein by reference.